Exhibit 23.1


               Consent of Independent Certified Public Accountants

We have issued our report dated January 26, 2001 accompanying the consolidated financial statements of Massachusetts Fincorp, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.



/s/ GRANT THORNTON LLP

Boston, Massachusetts
June 6, 2001